Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of The Hain Celestial Group, Inc. and Subsidiaries:

1.	Form S-3 Nos. 333-59761, 333-77137, 333-54806, 333-65618, 333-73808, 333-106940, 333-168558, 333-184584 and related prospectus;

2.	Form S-4 No. 333-128454;

3.	Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 No. 333-33830;

4.	Form S-8 Nos. 333-38915, 333-102017, 333-111881, 333-140180, 333-158357, 333-166773, 333-172734, 333-180189, 333-188542, 333-196043 and 333-204460;

of our reports dated August 21, 2015, with respect to the consolidated financial statements and schedule of The Hain Celestial Group, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of The Hain Celestial Group, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of The Hain Celestial Group, Inc. for the fiscal year ended June 30, 2015.

/s/ ERNST & YOUNG LLP

Jericho, New York
August 21, 2015